SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2001

MULTINET INTERNATIONAL CORP., INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29107	88-0441388

(State or other jurisdiction of incorporation) 574 Greentree Cove, Suite 101	(Commission File Number)	(I.R.S. Employer Identification No.)

Collierville, TN		38017

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 854-3574

8100 West Sahara Ave., Suite 200, Las Vegas, Nevada 89117

(Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant

     On October 1, 2001, pursuant to an Acquisition Agreement dated as of September 26, 2001, the shareholders of Showintel, Inc., a Tennessee corporation (“Showintel”), exchanged 100% of the issued and outstanding shares of capital stock of Showintel for 18,000,000 authorized but unissued shares of the Registrant (the “Exchange”). Immediately after the Exchange, Showintel became a wholly owned subsidiary of the Registrant. The shares of Showintel capital stock delivered in the Exchange was the only consideration given for the common stock of the Registrant delivered in the Exchange, and the parties to the Exchange did not agree on a monetary value of the consideration exchanged.

     On account of the Exchange, the former shareholders of Showintel, consisting of David V. Lott and Hope Community Foundation, acquired 18,000,000 shares of the Registrant’s common stock, representing approximately 88.1% of the issued and outstanding common stock of the Registrant. Of the 18,000,000 shares of the Registrant’s common stock delivered in the Exchange, Mr. Lott received 15,493,500 shares, representing approximately 75.83% of the total issued and outstanding common stock of the Registrant. Based on the number of shares owned by Mr. Lott after the Exchange, Mr. Lott controls the Registrant through his ability to vote his shares to elect all directors of the Registrant or to approve or disapprove any other transaction requiring a vote of the Registrant’s shareholders under Nevada law.

     The shares in the Registrant comprising the control block of securities as described above were acquired directly from the Registrant in exchange for 100% of the issued and outstanding Showintel common stock in the Exchange.

     The following table sets forth information as of the date of this Report concerning beneficial ownership of the Registrant’s common stock by (i) each director; (ii) each executive officer; and (iii) each person or group know to beneficially own more than 5% of the issued and outstanding shares of the Registrant’s common stock.

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Owner	Class

Common	David V. Lott	15,493,500 Shares — Direct	75.83%
	1701 Tall Forest Lane
	Collierville, TN 38017

Common	Hope Christian	1,800,000 Shares — Direct	8.81%
	Community Foundation
	5100 Poplar Avenue
	Suite 2412
	Memphis, TN 38137

Item 2. Acquisition or Disposition of Assets

     As reported in Item 1 above, on October 1, 2001 the Registrant acquired 100% of the outstanding common stock of Showintel, Inc. in exchange for 18,000,000 newly issued shares of the Registrant's common stock. The amount of consideration given in the Exchange, consisting solely of common stock, was negotiated at arms length with the President and largest shareholder of Showintel, who had no prior relationship with the Registrant and its affiliates.

Item 5. Other Events

     On October 12, 2001, the Registrant filed with the SEC a Current Report on Form 8-K, and filed amendments thereto on October 17, 2001 and October 18, 2001 (the “Prior 8-K Reports”).

     The information contained in this Amendment to Current Report on Form 8-K/A supersedes all information contained in the Prior 8-K Reports except the Exhibits filed therewith, which were and remain valid and accurate. Persons reading this Current Report on Form 8-K/A should not rely on the information in the Prior 8-K Reports for any reason, including consideration of an investment in the Registrant’s common stock. Any person relying on or using in any manner the information in the Prior 8-K Reports other than such exhibits in making an investment decision with respect to the common stock of the Registrant or for any other purpose does so at his, her or its own risk.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Audited financial statements for Showintel, Inc. and pro forma financial statements are not currently available and will be filed by amendment to this Current Report on Form 8-K/A on or before December 11, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multinet International Corp., Inc.

Date: November 1, 2001	By:	/s/ David V. Lott

David V. Lott, President